Exhibit 10.29
AMENDMENT
TO ADVISORY AGREEMENT DATED NOVEMBER 5, 2008
     This Amendment to the Advisory Agreement (the “Agreement”), dated November 5, 2008, between Rockwell Medical Technologies, Inc. (the “Company”) and Emerald Asset Advisors, LLC (the “Advisor”), is made this 21st day of November, 2008.
     WHEREAS, the Agreement establishes a Client-Independent Advisory/Contractor relationship between the parties;
     WHEREAS, the parties desire to extend the term of the agreement and issue additional Common Stock Purchase Warrants as compensation for the additional services rendered by the Advisor;
     NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the parties hereby agree as follows:
     1. Paragraph 2 of the Agreement is hereby amended and restated to read in its entirety as follows:
          2. Fees, Terms of Payment and Warrants.
The Company agrees as compensation to issue to the Advisor 300,000 Common Stock Purchase Warrants (the “Tranche A Warrants”), 200,000 Common Stock Purchase Warrants (the “Tranche B Warrants”) and 200,000 Common Stock Purchase Warrants (the “Tranche C Warrants” and collectively with the Tranche A Warrants and the Tranche B Warrants, the “Warrants”) for services rendered over the period from November 5, 2008 through November 5, 2009 with regard to the Tranche A Warrants and through November 5, 2010 with regard to the Tranche B Warrants and the Tranche C Warrants. The terms and conditions of the Warrants will be set forth in a separate agreement or agreements containing the terms and conditions set forth in this paragraph and such other terms and conditions as are mutually acceptable to the Company and the Advisor. The Warrants will become earned upon execution of this Agreement. The Tranche A Warrants will have an exercise price of $1.99 per share, the Tranche B Warrants will have an exercise price of $4.54 per share and the Tranche C Warrants will have an exercise price of $7.00 per share. The Tranche A Warrants will expire at the earlier of (i) November 5, 2011, or (ii) the termination of this Agreement prior to November 5, 2009 (1) by the Company due to a material breach of this Agreement by Advisor or (2) by Advisor. The Tranche B Warrants and the Tranche C Warrants will expire at the earlier of (i) November 5, 2011, or (ii) the termination of this Agreement November 5, 2010, (1) by the Company due to a material breach of this Agreement by Advisor or (2) by Advisor. A “material breach” would be either (x) a failure to perform, in a commercially reasonable manner, the services required or to be required under paragraph 1 of this agreement; or (y) a breach of any of the representations in paragraph 5 of this agreement. Warrants will become exercisable on November 5, 2009 with respect to the Tranche A Warrants and November 5, 2010 with respect to the Tranche B Warrants and Tranche C Warrants, and may be exercised in whole or in part at any time thereafter until their expiration by the submission of an exercise notice in the form to be attached as an exhibit to the applicable Warrant agreement. The Company will use reasonable commercial efforts to register, under the Securities Act of 1933, the shares to be issued upon exercise of the Warrants, at its discretion, in one or more of the following ways: (i) for resale by Advisor, following issuance of the shares to be registered, either on a separate registration statement filed for that purpose or as part of another registration statement that the Company may file, provided that the Company shall not be required at any time to file a registration statement for less than 50,000 shares issued upon exercise of Warrants; or (ii) prior to exercise of the Warrants by Advisor if the Company determines, in its sole discretion, that it is then eligible to use a Form S-3 registration statement for such registration. Determination of compliance with registration requirements under Federal and State securities laws will be at the sole discretion of the Company. To the extent the shares issuable upon exercise are not registered prior to issuance, they will bear a legend restricting transfer. The Warrants will not be transferable, other than to an affiliate (as defined in Rule 405 under the Securities Act of 1933, as amended) of the Advisor (so long as such affiliate is an “accredited investor” as defined below and agrees to be bound by the terms and provisions of this Agreement and the Warrant agreement as if, and to the fullest extent as, the Advisor, and will bear a legend to that effect. The Company reasonably believes that all information it provides to Advisor is accurate and complete in all material respects. Company acknowledges that Advisor shall be entitled to rely on all such information and materials.
     2. The Advisor hereby represents and warrants that the representations in Paragraph 5 of the Agreement are true and correct as of the date of this Amendment.
     3. The remainder of the Agreement shall remain in full force and effect without change in accordance with the terms thereof until further amended in accordance with the Agreement.
     4. Any capitalized terms used herein but not otherwise defined shall have the meaning set forth in the Agreement.
     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the day and year first above written.
“COMPANY”
ROCKWELL MEDICAL TECHNOLOGIES, INC.
/s/ Robert L. Chioini
By: Robert L. Chioini
Its: Chairman, CEO and President
“ADVISOR”
EMERALD ASSET ADVISORS, LLC
/s/ Michael Xirinachs
By: Michael Xirinachs
Its: General Partner